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                                                                      Exhibit 5

                                                                 EXECUTION COPY

                                  INTERCREDITOR
                     AND COLLATERAL SUBORDINATION AGREEMENT

                  INTERCREDITOR AND COLLATERAL SUBORDINATION AGREEMENT, dated as of August 13, 1999, by and among VALUE PARTNERS, LTD. (together with its successors and assigns, each a "SUBORDINATED LENDER", and collectively the "SUBORDINATED LENDERS"), ALTIVA FINANCIAL CORPORATION, a Delaware corporation, formerly known as Mego Mortgage Corporation (together with its successors and assigns, "ALTIVA"), GREENWICH CAPITAL MARKETS, INC., a Delaware corporation (together with its successors and assigns, "GCM"), and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, "GCFP"; collectively with GCM, "GREENWICH").

                  Altiva and Greenwich are parties to the Senior Agreements (as defined herein) whereby Altiva pledged or sold certain assets to Greenwich to secure the Senior Obligations (as defined herein). Altiva and the Subordinated Lenders intend to enter into the Subordinated Loan Agreement (as defined herein) whereby Altiva intends to pledge all or part of the assets securing the Senior Obligations to the Subordinated Lenders to secure the Subordinated Obligations (as defined herein). Greenwich is willing to permit the pledge of such assets to the Subordinated Lenders, but only in accordance with the terms and conditions contained herein.

                  The parties hereto hereby agree as follows:

                  1. DEFINITIONS.

                  (a) Unless otherwise defined herein, terms defined in the Senior Agreements and used herein shall have the meanings given to them in the Senior Agreements.

                  (b) The following terms shall have the following meanings:

                  "AGREEMENT": this Intercreditor and Collateral Subordination Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

                  "ALTIVA": as defined in the Heading hereto.

                  "COLLATERAL": the collective reference to any and all property subject to security interests to secure payment or performance of both the Senior Obligations and the Subordinated Obligations as of the date of this Agreement and listed on Schedule 1 attached hereto.

                  "GCM": as defined in the Heading hereto.

                  "GCFP": as defined in the Heading hereto.

                  "GREENWICH":  as defined in the Heading hereto.




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                  "INSOLVENCY EVENT": (1) Altiva commencing any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Altiva making a general assignment for the benefit of its creditors; or (2) there being commenced against Altiva any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or (3) there being commenced against Altiva any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (4) Altiva taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2) or
(3) above; or (5) Altiva generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

                  "SENIOR AGREEMENTS": the collective reference to (i) the Master Repurchase Agreement, dated as of September 4, 1996, between Altiva and GCM and (ii) the Pledge and Security Agreement, dated as of April 17, 1997, between Altiva and GCFP, as such agreements may have been or may hereafter be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such agreement (whether provided by Greenwich under such agreement or by a successor to or assignee of Greenwich).

                  "SENIOR DOCUMENTS": the collective reference to the Senior Agreements and all other documents that from time to time evidence the Senior Obligations or secure or support payment or performance thereof.

                  "SENIOR OBLIGATIONS": the collective reference to the unpaid principal, interest, repurchase price, pricing differential and all other obligations and liabilities of Altiva to Greenwich (including, without limitation, if applicable, interest accruing at the then applicable rate provided in the relevant Senior Agreement after the maturity of such obligations and interest accruing at the then applicable rate provided in the relevant Senior Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Altiva, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Senior Agreement and the other Senior Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, repurchase obligations, pricing differential, fees, indemnities, costs,

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expenses or otherwise (including, without limitation, all fees and disbursements of counsel to Greenwich that are required to be paid by Altiva pursuant to the terms of the Senior Agreements or this Agreement or any other Senior Document).

                  "SUBORDINATED LOAN AGREEMENT": the Secured Convertible Note Purchase Agreement, dated as of August __, 1999, among Altiva and the Subordinated Lenders parties thereto, as the same may be amended, modified or otherwise supplemented from time to time.

                  "SUBORDINATED LENDERS":  as defined in the Heading hereto.

                  "SUBORDINATED LOAN DOCUMENTS": the collective reference to the Subordinated Loan Agreement, the Subordinated Notes and any other documents or instruments that from time to time evidence the Subordinated Obligations or secure or support payment or performance thereof.

                  "SUBORDINATED LOANS": the loans made by the Subordinated Lenders to Altiva pursuant to the Subordinated Loan Agreement.

                  "SUBORDINATED NOTES": the promissory notes of Altiva outstanding from time to time pursuant to the Subordinated Loan Agreement.

                  "SUBORDINATED OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Subordinated Notes and all other obligations and liabilities of Altiva to the Subordinated Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Subordinated Loan Agreement after the maturity of the Subordinated Loans and interest accruing at the then applicable rate provided in the Subordinated Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Altiva, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Loan Agreement, the Subordinated Notes, this Agreement, or any other Subordinated Loan Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Lenders that are required to be paid by Altiva pursuant to the terms of the Subordinated Loan Agreement or this Agreement or any other Subordinated Loan Document).

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. RIGHTS IN COLLATERAL.

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                  (a) Notwithstanding anything to the contrary contained in any
Senior Document or any Subordinated Loan Document and irrespective of:

                  (1) the time, order or method of attachment or perfection of the security interests created by any Senior Document or any Subordinated Loan Document,

                  (2) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral,

                  (3) anything contained in any filing or agreement to which Greenwich or any Subordinated Lender now or hereafter may be a party, and

                  (4) the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors,

any security interest in any Collateral pursuant to any Senior Document has and shall have priority, to the extent of any unpaid Senior Obligations, over any security interest in such Collateral pursuant to any Subordinated Loan Document.

                  (b) So long as the Senior Obligations have not been paid in full and any Senior Document remains in effect, whether or not any event or proceeding described in clause (1) of the definition of "Insolvency Event" has been commenced by or against Altiva,

                  (1) no Subordinated Lender will (A) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral or (B) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure against any Collateral or (C) contest, protest or object to any foreclosure proceeding or action brought by Greenwich or any other exercise by Greenwich of any rights and remedies under any Senior Document; and

                  (2) Greenwich shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral;

PROVIDED, that, except as provided in Section 10(b) of this Agreement, nothing contained in this Agreement shall prevent a Subordinated Lender from exercising or seeking to exercise any rights or remedies with respect to any assets pledged by Altiva to secure the Subordinated Obligations which are not included in the Collateral.

                  (c) In exercising rights and remedies with respect to the Collateral, Greenwich may enforce the provisions of the Senior Documents, all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.

                  (d) When all Senior Obligations have been paid in full and the Senior Documents

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no longer are in effect, the Subordinated Lenders shall have the right to enforce the provisions of the Subordinated Loan Documents and exercise remedies thereunder with respect to the Collateral.

                  (e) Any money, property or securities realized upon the sale, disposition or other realization by Greenwich, Altiva or any Subordinated Lender upon all or any part of the Collateral or any collections, distributions or other proceeds received by Greenwich in respect of the Collateral shall be applied by Greenwich, Altiva or any Subordinated Lender in the following order:

                  (1) FIRST, to the payment in full of all costs and expenses (including, without limitation, attorneys' fees and disbursements) paid or incurred by Greenwich in connection with the such realization on the Collateral or the protection of their rights and interests therein;

                  (2) SECOND, to the payment in full of all Senior Obligations in such order as Greenwich may elect in its sole discretion;

                  (3) THIRD, to pay the balance to the Subordinated Lenders, unless the Subordinated Lenders shall have notified Greenwich in writing that the Subordinated Lenders have been paid in full; and

                  (4) FOURTH, if the Subordinated Lenders has been paid in full, to pay to Altiva, or its representative or as a court of competent jurisdiction may direct, any surplus then remaining.

                  (f) Greenwich's rights with respect to the Collateral include the right to release any or all of the Collateral from the lien of any Senior Document or Subordinated Loan Document in connection with the sale of such Collateral; PROVIDED, that the net proceeds of any such sale shall be used to permanently prepay the Senior Obligations or Subordinated Obligations (including, without limitation, reimbursement of expenses and indemnities provided in the Subordinated Loan Documents), and subject to the Subordinated Lenders' right under the Subordinated Loan Documents to retain such balance as security for repayment of the Subordinated Notes in accordance with their terms. If Greenwich shall determine, in connection with any sale of Collateral, that the release of the lien of any Subordinated Loan Document on such Collateral in connection with such sale is necessary or advisable, the Subordinated Lenders shall execute such release documents and instruments and shall take such further actions as Greenwich shall request, subject to the Subordinated Lenders' right under the Subordinated Loan Documents to retain such proceeds as security for repayment of the Subordinated Notes in accordance with their terms. Each Subordinated Lender hereby irrevocably constitutes and appoints Greenwich and any officer or agent of Greenwich, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Lender and in the name of such Subordinated Lender or in Greenwich's own name, from time to time in Greenwich's discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release.

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Each Subordinated Lender hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph.

                  3. COLLATERAL AGENCY.

                  (a) Greenwich acknowledges that it holds and will hold the Collateral (i) for the purpose of perfecting and maintaining perfection of its own first and prior security interest therein and (ii) as bailee for the Subordinated Lenders for the purpose of maintaining perfection of the Subordinated Lenders' second and subordinate security interest therein. Notwithstanding anything to the contrary herein, Greenwich's sole duties hereunder with respect to the Collateral shall be to hold the Collateral, to release the Collateral in accordance with the terms hereof and to remit amounts received by Greenwich in respect of the Collateral in accordance with Section 2(e) hereof.

                  (b) Greenwich agrees that it shall not release or deliver the Collateral to any person or entity other than the Subordinated Lenders or their designee (designated in writing by the Subordinated Lenders to Greenwich), without the express prior written consent of the Subordinated Lenders, except in connection with the enforcement of remedies against the Collateral by Greenwich.

                  (c) Greenwich agrees that if and when the Senior Obligations are paid in full and satisfied, Greenwich shall deliver physical possession of the Collateral to (and only to) the Subordinated Lenders or their designee, at the address designated by the Subordinated Lenders in writing, unless Greenwich shall have received written notice from the Subordinated Lenders that the Subordinated Obligations have been paid in full and satisfied in accordance with the terms of the Subordinated Loan Documents, in which case Greenwich shall deliver physical possession of the Collateral to Altiva or its designee.

                  (d) Greenwich agrees that it shall handle and maintain the Collateral with the same standard of care with which it holds similar instruments pledged to Greenwich as collateral.

                  (e) The Subordinated Lenders agree to indemnify Greenwich, its affiliates, officers, directors and agents (the "INDEMNIFIED PARTIES") and hold the Indemnified Parties harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Senior Obligations) be imposed on, incurred by or asserted against any of the Indemnified Parties in any way relating to or arising out of this Agreement or any action taken or omitted by any of the Indemnified Parties under or in connection herewith; PROVIDED, that no Subordinated Lenders shall be liable to any Indemnified Party for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting in substantial part from such Indemnified Party's gross negligence or willful misconduct. The agreements in this Section 3(e) shall survive the payment of the Senior Obligations and all other amounts payable under the Senior Documents.

                  4. CONSENT OF SUBORDINATED LENDERS.

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                  (a) Each Subordinated Lender consents that, without the
necessity of any reservation of rights against any Subordinated Lender, and without notice to or further assent by any Subordinated Lender:

                  (1) any demand for payment of any Senior Obligations made by Greenwich may be rescinded in whole or in part by Greenwich, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of Altiva or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of Altiva or any other party under the Senior Agreements or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by Greenwich; and

                  (2) the Senior Agreement and any other Senior Document may be amended, modified, supplemented or terminated, in whole or in part, as may deem advisable from time to time, and any collateral security at any time held by Greenwich for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by any Subordinated Lender, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the lien subordination provided for herein.

                  (b) Each Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by Greenwich upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between Altiva and Greenwich shall be deemed to have been consummated in reliance upon this Agreement. Each Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

                  5. NEGATIVE COVENANTS OF THE SUBORDINATED LENDERS. So long as any of the Senior Obligations shall remain outstanding, no Subordinated Lender shall, without the prior written consent of Greenwich:

                  (a) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a "TRANSFEREE") or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless (1) such action is made expressly subject to this Agreement and (2) the Transferee expressly acknowledges to Greenwich, by a writing in substantially in the form of Exhibit A attached hereto, the lien subordination provided for herein and agrees to be bound by all of the terms hereof;

                  (b) permit any of the Subordinated Loan Documents to be amended, modified or otherwise supplemented to provide for a stated maturity date or scheduled payments of principal

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or interest prior to December 31, 1999.

                  6. SENIOR OBLIGATIONS UNCONDITIONAL. All rights and interests of Greenwich hereunder, and all agreements and obligations of the Subordinated Lenders and Altiva hereunder, shall remain in full force and effect irrespective of:

                  (a) any lack of validity or enforceability of any Senior Document;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any Senior Document;

                  (c) any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; PROVIDED, that any Collateral which is released by Greenwich shall no longer be subject to this Agreement; or

                  (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, Altiva in respect of the Senior Obligations, or of either any Subordinated Lender or Altiva in respect of this Agreement.

                  7. REPRESENTATIONS AND WARRANTIES. Each Subordinated Lender represents and warrants to Greenwich as of the date hereof that:

                  (a) Its Subordinated Notes (1) have been issued to it for good and valuable consideration and (2) constitute the only evidence of the obligations evidenced thereby.

                  (b) Such Subordinated Lender has capacity and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.

                  (c) This Agreement constitutes a legal, valid and binding obligation of such Subordinated Lender.

                  (d) The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law or contractual obligation of such Subordinated Lender and will not result in the creation or imposition of any lien on any of the properties or revenues of such Subordinated Lender pursuant to any requirement of law affecting or any contractual obligation of such Subordinated Lender.

                  (e) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any creditor of such Subordinated Lender), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

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                  8. NO REPRESENTATION BY GREENWICH. Greenwich has not made, and does not hereby or otherwise make to the Subordinated Lenders, any representations or warranties, express, or implied, nor does Greenwich assume any liability to any Subordinated Lender with respect to: (a) the financial or other condition of obligors under any instruments of guarantee with respect to the Senior Obligations, (b) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or
(c) Altiva's title or right to transfer any Collateral or security.

                  9. WAIVER OF CLAIMS. To the maximum extent permitted by law, each Subordinated Lender waives any claim it might have against Greenwich with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of Greenwich or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Senior Documents or any transaction relating to the Collateral. Neither Greenwich nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Altiva or any Subordinated Lender or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  10. PROVISIONS APPLICABLE AFTER BANKRUPTCY; NO TURNOVER.

                  (a) The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any event contemplated under clause (a) of the definition of "Insolvency Event."

                  (b) To the extent that any Subordinated Lender has or acquires any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Collateral, such Subordinated Lender hereby agrees not to assert such rights without the prior written consent of Greenwich, which shall not be unreasonably withheld.

                  11. FURTHER ASSURANCES. The Subordinated Lenders and Altiva, at their own expense and at any time from time to time, upon the written request of Greenwich will promptly and duly execute and deliver such further instruments and documents and take such further actions as Greenwich reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

                  12. EXPENSES.

                  (a) Altiva will pay or reimburse Greenwich, upon demand, for all its reasonable costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, reasonable fees and disbursements of counsel to

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Greenwich.

                  (b) Altiva will pay, indemnify, and hold Greenwich harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by Greenwich with respect to any of the foregoing.

                  13. PROVISIONS DEFINE RELATIVE RIGHTS. This Agreement is intended solely for the purpose of defining the relative rights of Greenwich on the one hand and the Subordinated Lenders on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

                  14. POWERS COUPLED WITH AN INTEREST. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

                  15. NOTICES. All notices, requests and demands to or upon Greenwich or Altiva or any Subordinated Lender to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or
(2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

                  If to Greenwich:   600 Steamboat Road
                                     Greenwich, Connecticut  06830
                                     Attention: General Counsel
                                     Fax: 203-618-2132
                                     Telephone: 203-625-6072


                  If to Altiva:      1000 Parkwood Circle
                                     6th Floor
                                     Atlanta, Georgia  30339
                                     Attention: Dick Walker
                                     Fax: 800-694-6346
                                     Telephone: 770-952-6700

If to any Subordinated Lender, at its address or transmission number for notices set forth under its signature below.

Greenwich, Altiva and any Subordinated Lender may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

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                  16. COUNTERPARTS. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with Greenwich.

                  17. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  18. INTEGRATION. This Agreement represents the agreement of Greenwich and the Subordinated Lenders with respect to the subject matter hereof and there are no promises or representations by Greenwich or any Subordinated Lender relative to the subject matter hereof not reflected herein.

                  19. AMENDMENTS IN WRITING; NO WAIVER: CUMULATIVE REMEDIES.

                  (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Greenwich, Altiva and each Subordinated Lender; PROVIDED, that any provision of this Agreement may be waived by Greenwich in a letter or agreement executed by Greenwich or by facsimile transmission from Greenwich.

                  (b) No failure to exercise, nor any delay in exercising, on the part of Greenwich, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  20. SECTION HEADINGS. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of Altiva and the Subordinated Lenders and shall inure to the benefit of Greenwich and their successors and assigns.

                  22. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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                  23. LEGEND. The Subordinated Lenders shall cause each
Subordinated Loan Document at all times to bear a conspicuous legend relating to the applicability of this Agreement to such Subordinated Loan Document as follows:

                  "THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERCREDITOR AND COLLATERAL SUBORDINATION AGREEMENT, DATED AUGUST 13, 1999 (THE "SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG ALTIVA FINANCIAL CORPORATION, AS BORROWER, GREENWICH CAPITAL MARKETS, INC. AND GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., PARTIES TO THE SENIOR AGREEMENTS REFERRED TO IN THE SUBORDINATION AGREEMENT, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED LOAN AGREEMENT REFERRED TO IN THE SUBORDINATION AGREEMENT."

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   GREENWICH CAPITAL MARKETS, INC.

                                   By: /s/ Brian Bernard
                                       ----------------------------
                                       Name:  Brian Bernard
                                       Title: Senior Vice President

                                   GREENWICH CAPITAL FINANCIAL
                                   PRODUCTS, INC.


                                   By: /s/ Brian Bernard
                                       ----------------------------
                                       Name:  Brian Bernard
                                       Title: Senior Vice President


                                   ALTIVA FINANCIAL CORPORATION

                                   By: /s/ Champ Meyercord
                                       ----------------------------
                                       Name:  Champ Meyercord
                                       Title: Chairman

                                   VALUE PARTNERS, LTD.

                                   by: EWING & PARTNERS,
                                       general partner


                                   By: Timothy G. Ewing
                                       ----------------------------
                                       Name:  Timothy Ewing
                                       Title: Managing Partner


                                   Address:
                                   4514 Cole Avenue, Suite 808
                                   Dallas, Texas  75205
                                   Telephone: 214-522-2100
                                   Fax:  214-522-2176